Pricing Agreement


Goldman, Sachs & Co.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
   As Representatives of the several
     Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004


                                                                  July 21, 1999
Ladies and Gentlemen:

     EIX Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust"), and Edison International, a California corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 21, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Designated Trust consists of debt securities of the Company ("Subordinated Debentures"), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of of the Underwriters of the Designated Securities pursuant to
Section 12 of

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the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

     The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Designated Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company and the Designated Trust otherwise agree in writing, no earlier than ten or later than ten business days after the date of such notice.


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     If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                      Very truly yours,

                                      EDISON INTERNATIONAL

                                      By: ...............................
                                      Name:
                                      Title:


                                      EIX TRUST I
                                      By:  Edison International, as Depositor

                                      By: ...................................
                                      Name:
                                      Title:




Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
   As Representatives of the several Underwriters

By:  GOLDMAN, SACHS & CO.

By:..............................................




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                                   SCHEDULE I


                                             Number of         Maximum Number
                                         Firm Designated  of Optional Designated
                                            Securities       Securities Which
                 Underwriter             to be Purchased     May be Purchased
                 -----------             ---------------  ----------------------

Goldman, Sachs & Co. .......................1,850,000.            277,500
A.G. Edwards & Sons, Inc. ..................1,850,000.            277,500
Lehman Brothers Inc. .......................1,850,000.            277,500
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................1,850,000.            277,500
Morgan Stanley & Co. Incorporated...........1,850,000.            277,500
PaineWebber Incorporated....................1,850,000.            277,500
Prudential Securities Incorporated..........1,850,000.            277,500
Salomon Smith Barney Inc. ..................1,850,000.            277,500
ABN AMRO Incorporated.........................200,000.             30,000
Banc of America Securities LLC................200,000.             30,000
Bear, Stearns & Co. Inc. .....................200,000.             30,000
CIBC World Markets Corp. .....................200,000.             30,000
Deutsche Bank Securities Inc. ................200,000.             30,000
Donaldson, Lufkin & Jenrette Securities
       Corporation............................200,000.             30,000
EVEREN Securities, Inc. ......................200,000.             30,000
J.P. Morgan Securities Inc. ..................200,000.             30,000
Charles Schwab & Co., Inc. ...................200,000.             30,000
SG Cowen Securities Corporation...............200,000.             30,000
Advest, Inc. .................................100,000.             15,000
Robert W. Baird & Co. Incorporated............100,000.             15,000
BB&T Capital Markets, A Division of
       Scott & Stringfellow, Inc. ............100,000.             15,000
Blaylock & Partners, L.P. ....................100,000.             15,000
J.C. Bradford & Co. ..........................100,000.             15,000
Crowell, Weedon & Co.                         100,000              15,000
Dain Rauscher Wessels, a division of
       Dain Rauscher Incorporated.............100,000.             15,000
Fahnestock & Co. Inc. ........................100,000.             15,000
Fifth Third Securities, Inc. .................100,000              15,000
First Albany Corporation......................100,000.             15,000
First Union Capital Markets Corp. ............100,000              15,000
Gruntal & Co., L.L.C. ........................100,000.             15,000
J.J.B. Hilliard, W.L. Lyons, Inc..............100,000              15,000
Janney Montgomery Scott Inc. .................100,000.             15,000
Legg Mason Wood Walker, Incorporated..........100,000.             15,000

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McDonald Investments Inc., A KeyCorp
       Company................................100,000.             15,000
McGinn, Smith & Co., Inc. ....................100,000.             15,000
Morgan Keegan & Company, Inc. ................100,000              15,000
Olde Discount Corporation.....................100,000              15,000
Parker/Hunter Incorporated....................100,000              15,000
Raymond James & Associates, Inc. .............100,000              15,000
The Robinson-Humphrey Company, LLC............100,000              15,000
RONEY CAPITAL MARKETS, A Division of
       BANC ONE CAPITAL MARKETS, Inc. ........100,000              15,000
Sterne, Agee & Leach, Inc. ...................100,000              15,000
Sutro & Co. Incorporated......................100,000              15,000
TD Securities (USA) Inc. .....................100,000.             15,000
Tucker Anthony Cleary Gull....................100,000              15,000
U.S. Bancorp Piper Jaffray Inc. ..............100,000              15,000
Utendahl Capital Partners, L.P. ..............100,000              15,000
Wachovia Securities, Inc. ....................100,000.             15,000
Wedbush Morgan Securities Inc. ...............100,000              15,000
The Williams Capital Group, L.P. .............100,000              15,000
                                             --------------------------------

                  Total....................20,000,000           3,000,000
                                           ==========           =========

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                                   SCHEDULE II

Designated Trust:

       EIX Trust I

Title of Designated Securities:

     7.875 % Cumulative Quarterly Income Preferred Securities, Series A (QUIPSSM) (Liquidation Amount $25 per Preferred Security)

Aggregate liquidation amount:

       Firm Designated Securities:          $500,000,000
       Optional Designated Securities:      up to $75,000,000

Price to public:

       100% of the liquidation amount of the Designated Securities

Purchase price to Underwriters:

       100% of the liquidation amount of the Designated Securities

Underwriters' compensation:

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to the Representatives, for the accounts of the several Underwriters, an amount equal to $0.7875 per Designated Security for the Designated Securities to be delivered at each Time of Delivery.

Specified funds for payment of purchase price:

       Federal (same day) Funds


Accountants' letter to be delivered on date of Pricing Agreement:

       Yes

Trust Agreement:

     Amended and Restated Trust Agreement dated as of July 26, 1999 among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Regular Trustees named therein and the several Holders of Trust Securities

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Designated Guarantee:

     Guarantee Agreement dated as of July 26, 1999 between the Company and The Chase Manhattan Bank, as Trustee

Designated Subordinated Debentures:

     $515,464,000 aggregate principal amount ($592,783,600 aggregate principal amount, if all of the Optional Designated Securities are purchased) of 7.875% Subordinated Deferrable Interest Notes, Series A, due July 26, 2029

Maturity:

     July 26, 2029 (subject to (i) extension to a date not later than July 26, 2048 and (ii) shortening to a date not earlier than July 26, 2014)

Interest rate:

       7.875% per annum

Interest payment dates:

     August 31, November 30, February 28 and May 31 of each year, commencing on August 31, 1999

Extension period:

     20 quarters

Redemption provisions:

     Set forth in Section 4.2 of the Trust Agreement

Sinking fund provisions:

     No sinking fund provisions

Exchange for Designated Securities:

     The Subordinated Debentures may be delivered in exchange for the Designated Securities as provided in the Trust Agreement

Time of Delivery:

     10:00 a.m., New York City time
     July 26, 1999

Closing location for delivery of Designated Securities:

     Latham & Watkins
     633 West Fifth Street, Suite 4000
     Los Angeles, California  90071

Names and addresses of Representatives:

     Goldman, Sachs & Co.
     A.G. Edwards & Sons, Inc.
     Lehman Brothers Inc.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Morgan Stanley & Co. Incorporated
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Salomon Smith Barney Inc.

     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004